Exhibit (o) THE PREFERRED GROUP OF MUTUAL FUNDS

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred L. Kaufman, David L. Bomberger and Richard
P. Konrath, as his or her true and lawful attorneys-in-fact and agents, each acting along, with full powers of substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement of The Preferred Group of Mutual Funds, and to file the same, with all exhibits thereto, and all other documents in connection therewith, of the Securities Act of 1933, File No. 33-46479 and The Investment Company of Act 1940, File No. 811-06602, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute may lawfully do or cause to be done by virtue hereof.


Signature                                                  Title                                Date


/s/ Gary M. Anna
Gary M. Anna                                               Director                             August 27, 1999


/s/ William F. Bahl
William F. Bahl                                            Director                             August 27, 1999


/s/ F. Lynn McPheeters
F. Lynn McPheeters                                         Director                             August 27, 1999


/s/ Dixie L. Mills
Dixie L. Mills                                             Director                             August 27, 1999


/s/ Kenneth J. Zika
Kenneth J. Zika                                            Director                             August 27, 1999


/s/ David L. Bomberger
David L. Bomberger                                         President                            August 27, 1999
                                                           (Principal Executive Officer)

/s/ Fred L. Kaufman                                        Vice President                       August 27, 1999
Fred L. Kaufman                                            and Treasurer
                                                           (principal financial
                                                           and accounting
                                                           officer)


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